Exhibit 10.1

DELL TECHNOLOGIES INC. 2013 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED AS OF JULY 9, 2019)
1.    Purpose of the Plan.

The purpose of this Dell Technologies Inc. 2013 Stock Incentive Plan (as it may be amended and restated from time to time, the “Plan”), is to aid Dell Technologies Inc., a Delaware corporation formerly known as Denali Holding Inc. (the “Company”), and its Affiliates in recruiting and retaining employees, directors and other service providers of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting or selling of Awards. The Company expects that it will benefit from aligning the interests of such persons with those of the Company and its Affiliates by providing them with equity-based awards with respect to shares of Class C Common Stock and cash-denominated awards.
2.    Definitions. For purposes of the Plan, the following capitalized terms shall have their respective meanings set forth below:

(a)    “Absolute Share Limit” shall have the meaning given to such term in Section 4(a) of the Plan.

(b)    “Affiliate” shall have the meaning given to such term in the Management Stockholders Agreement.

(c)    “Applicable Law” shall mean the legal requirements relating to the administration of an equity compensation plan under applicable U.S. federal and state corporate and securities laws, the Code, any stock exchange rules or regulations, and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(d)    “Award” shall mean any Stock Award or any cash-denominated award designated by the Committee as an award under the Plan, which in either case may, but need not, be designated by the Committee as a Performance Compensation Award.

(e)    “Award Agreement” shall mean a written agreement between the Company and a holder of an Award, executed by the Company, evidencing the terms and conditions of such Award.

(f)    “Board” shall mean the Board of Directors of the Company.

(g)    “Cause” with respect to a Participant shall mean “Cause” as defined in the applicable Award Agreement or, if “Cause” is not defined therein, the occurrence of any of the following: (i) a violation of the Participant’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, or a violation of any other restrictive covenant by which the Participant is bound; (ii) an act or omission by the Participant resulting in the Participant being charged with a criminal offense which constitutes a felony or involves moral turpitude or dishonesty; (iii) conduct by the Participant which constitutes gross neglect, insubordination, willful misconduct, or a breach of any Code of Conduct of the Subsidiary that employs the Participant or a fiduciary duty to the Company, any of its Affiliates or the stockholders of the Company; or (iv) a determination by the Company’s senior management that the Participant violated state or federal law relating to the workplace environment, including, without limitation, laws relating to sexual harassment or age, sex, race or other prohibited discrimination.

(h)    “Change in Control” shall mean the occurrence of any one or more of the following events:

(i)
the sale or disposition, in one or a series of related transactions, to any Person or group (as such term is used for purposes of Section 14(d)(2) of the Exchange Act), other than to the Sponsor Stockholders or any of their respective Affiliates or to any Person or group in which any of the foregoing is a member, of all or substantially all of the consolidated assets of the Company;

(ii)
any Person or group (as such term is used for purposes of Section 14(d)(2) of the Exchange Act), other than the Sponsor Stockholders or any of their respective Affiliates or any Person or group in which any of the foregoing is a member, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding shares of Common Stock, excluding as a result of any merger or consolidation that does not constitute a Change in Control pursuant to clause (iii);

(iii)
any merger or consolidation of the Company with or into any other Person, unless the holders of the Common Stock immediately prior to such merger or consolidation beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) a majority of the outstanding shares of the common stock (or equivalent voting securities) of the surviving or successor entity (or the parent entity thereof); or

(iv)
prior to an IPO, the Sponsor Stockholders and their respective Affiliates cease to have the ability to cause the election of that number of members of the Board who would collectively have the right to vote a majority of the aggregate number of votes represented by all of the members of the Board, and any Person or group (as such term is used for purposes of Section 14(d)(2) of the Exchange Act), other than the Sponsor Stockholders and their respective Affiliates or any Person or group in which any of the foregoing is a member, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) outstanding voting stock representing a greater percentage of voting power with respect to the general election of members of the Board than the shares of outstanding voting stock which the Sponsor Stockholders and their respective Affiliates collectively beneficially own (within the meaning of Rule 13d-3 under the Exchange Act).

(i)    “Class C Common Stock” shall mean the Class C common stock, par value $0.01 per share, of the Company and any class or series of Common Stock into which the Class C Common Stock may be converted or exchanged.

(j)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(k)    “Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of the Plan; provided, that in the absence of any such committee, the term “Committee” shall mean the Board. For the avoidance of doubt, the Board shall at all times be authorized to act as the Committee under or pursuant to any provisions of the Plan.

(l)    “Common Stock” shall mean the Class C Common Stock and any other class or series of common stock of the Company.

(m)    “Consultant” shall mean any person engaged by the Company or any of its Affiliates as a consultant or independent contractor to render consulting, advisory or other services and who is compensated for such services and who may be offered securities registrable on Form S-8 under the Securities Act, or offered under any available exemption from Securities Act registration, as applicable.

(n)    “Designated Foreign Subsidiaries” shall mean the Company or any of its Affiliates that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(o)    “Disability” shall have the meaning given to such term in the Management Stockholders Agreement.

(p)    “Effective Date” shall mean October 29, 2013.

(q)    “Employment” shall mean (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a Consultant, if the Participant is a Consultant, and (iii) a Participant’s services as a non-employee member of the Board or the board of directors (or equivalent governing body) of any Affiliate of the Company.

(r)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s)    “Fair Market Value” shall mean, as of any date, the value of a share of Class C Common Stock determined as follows: (i) if there should be a public market for the Class C Common Stock on such date, the closing price of such share as reported on such date on the composite tape of the principal national securities exchange on which such share is listed or admitted to trading, or if such share is not listed or admitted on any national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on any established U.S. interdealer quotation system on which such prices are regularly quoted (a “Quotation System”), or, if no sale of such share shall have been reported on the composite tape of any national securities exchange or quoted on a Quotation System on such date, then the immediately preceding date on which sales of such share has been so reported or quoted shall be used; and (ii) if there should not be a public market for a share of Class C Common Stock on such date, then Fair Market Value shall be the price determined in good faith by the Board (or a committee thereof).

(t)    “GAAP” shall mean generally accepted accounting principles.

(u)    “Good Reason” with respect to a Participant shall mean “Good Reason” as defined in the applicable Award Agreement or if “Good Reason” is not defined therein and the Participant is an employee of the Company or any of its Affiliates, “Good Reason” shall mean the occurrence of any of the following: (i) a material reduction in the Participant’s base salary; or (ii) a change in the Participant’s principal place of work to a location of more than fifty (50) miles from the Participant’s principal place of work immediately prior to such change; provided, that the Participant provides written notice to the Company or any Affiliate employing such Participant of the existence of any such condition within ninety (90) days of the Participant having actual knowledge of the initial existence of such condition and the Company or any Affiliate employing such Participant fails to remedy the condition within thirty (30) days of receipt of such notice (the “Cure Period”). If the Good Reason condition remains uncured following the Cure Period, in order to resign for Good Reason a Participant must actually terminate Employment no later than thirty (30) days following the end of such Cure Period. If a Participant is not an employee of the Company or any of its Affiliates, Good Reason shall be inapplicable to such Participant, unless such Participant’s Award Agreement contains a definition of Good Reason.

(v)    “Initial Director Grant” shall mean the Stock Award granted to a Participant who is a non-employee member of the Board upon commencement of such Participant’s initial service on the Board.

(w)    “IPO” shall have the meaning given to such term in the Management Stockholders Agreement.

(x)    “ISO” shall mean a stock option to acquire shares of Class C Common Stock that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder, as amended from time to time.

(y)    “Management Stockholders Agreement” shall mean the Dell Technologies Inc. Second Amended and Restated Management Stockholders Agreement dated as of December 25, 2018 by and among the Company and the other parties thereto, as may be amended from time to time, including, without limitation, any such amendment that may be made in an Award Agreement.

(z)    “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award.

(aa)    “Option” shall mean a stock option granted pursuant to Section 6 of the Plan.

(bb)    “Option Price” shall mean the purchase price per share of an Option, as determined pursuant to Section 6(a) of the Plan.

(cc)    “Other Stock-Based Awards” shall have the meaning given to such term in Section 8 of the Plan.

(dd)    “Participant” shall mean a person eligible to receive an Award pursuant to Section 4 of the Plan and who actually receives an Award or, if applicable, such other person who holds an outstanding Award.

(ee)    “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award subject to achievement of Performance Goals over a Performance Period specified by the Committee, pursuant to Section 9 of the Plan.

(ff)    “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

(gg)    “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(hh)    “Performance Goals” shall mean the one or more goals established by the Committee for the Performance Period of Performance Compensation Awards, based upon the Performance Criteria.

(ii)    “Performance Period” shall mean the one or more periods of time of not less than twelve (12) months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(jj)    “Person” shall mean an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

(kk)    “Prior Section 162(m)” shall mean Section 162(m) of the Code as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97, including the regulations and guidance promulgated in respect of Section 162(m) of the Code as in effect prior to such amendment.

(ll)    “Qualifying Director” shall mean a person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(mm)    “Section 162(m) Grandfather” shall mean the regulations or other guidance promulgated in respect of transition rules under Section 162(m) of the Code, as Section 162(m) of the Code is in effect from time to time on or after the amendment and restatement of the Plan as of December 28, 2018, extending the deductibility of Awards intended to be “qualified performance-based compensation” under Prior Section 162(m).

(nn)    “Securities Act” shall mean the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(oo)    “Share Limit” shall have the meaning given to such term in Section 4(a) of the Plan.

(pp)    “shares” shall mean shares of Class C Common Stock.

(qq)    “Sponsor Stockholders” shall have the meaning given to such term in the Management Stockholders Agreement.

(rr)    “Stock Appreciation Right” shall mean a stock appreciation right granted pursuant to Section 7 of the Plan.

(ss)    “Stock Award” shall mean (i) an Option, Stock Appreciation Right or Other Stock-Based Award granted (or sold) pursuant to the Plan or (ii) a cash-denominated Award that the Committee determines to settle in shares of Class C Common Stock.

(tt)    “Sub-Plans” shall mean any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit, the Share Limit and the other limits specified in Section 4(a) and Section 5 of the Plan shall apply in the aggregate to the Plan and any and all Sub-Plans adopted hereunder.

(uu)    “Subsidiary” shall mean with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other similar business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or such other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or such other business entity.

3.    Administration by Committee.

(a)    The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof, and, to the extent required by Applicable Law, the Committee shall be composed exclusively of members who are independent directors in accordance with the rules of any stock exchange on which the Company’s stock is listed. To the extent the Company deems it necessary to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member shall, at the time such member takes any action with respect to a Stock Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Stock Award granted by the Committee that is otherwise validly granted under the Plan.

(b)    Stock Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by any entity acquired by the Company or with which the Company combines. The number of shares of Class C Common Stock underlying such substitute awards shall be counted against the aggregate number of such shares available for Stock Awards under the Plan.

(c)    Except as provided in Section 3(b) and Section 10 of the Plan, the Committee may not: (i) amend the terms of an outstanding Option or Stock Appreciation Right to reduce the Option Price or exercise price, as applicable, of such Option or Stock Appreciation Right; (ii) cancel an outstanding Option or Stock Appreciation Right in exchange or substitution for an Option or Stock Appreciation Right with an Option Price or exercise price, as applicable, that is less than the Option Price or exercise price, as applicable, of the original Option or Stock Appreciation Right; or (iii) cancel an outstanding Option or Stock Appreciation Right with an Option Price or exercise price, as applicable, above the current Fair Market Value per share of Class C Common Stock covered by such Award in exchange for cash or other securities, in the case of each of clauses (i), (ii) and (iii), unless such action is subject to and approved by the Company’s stockholders or would not be deemed to be a repricing under the rules of the national securities exchange or securities market on which Class C Common Stock is listed or publicly traded.

(d)    Subject to the terms of the Plan and each Award Agreement, the Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, without limitation, Participants and their beneficiaries or successors), whether or not discretion is referenced with respect to such interpretation or administrative action and except for an express reference to the contrary. The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions, such as any minimum vesting condition imposed by the Plan).

(e)    The Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided, that such delegation and grants are consistent with Applicable Law and guidelines established by the Board from time to time; and, provided, further, that the Committee may not delegate authority hereunder to (i) make awards to members of the Board, (ii) make awards to employees who are officers of the Company or who are delegated authority to make awards under this Section 3(d), or (iii) interpret the Plan, any Award or any Award Agreement.

4.    Shares Subject to the Plan and Participation.

(a)    Available Shares. Subject to such additional shares of Class C Common Stock as shall be available for issuance pursuant to Section 10 of the Plan, the maximum number of shares of Class C Common Stock which may be issued under the Plan is 110,500,000 (the “Absolute Share Limit”); provided, that, with respect to Awards granted on or after July 9, 2019, subject to such additional shares as shall be available for issuance pursuant to Section 10 of the Plan, the maximum number of shares of Class C Common Stock which may be issued under the Plan is equal to the sum of (i) 35,000,000, plus (ii) the number of shares of Class C Common Stock available for future Stock Awards under the Plan as of July 8, 2019, plus (iii) the number of shares of Class C Common Stock subject to outstanding Stock Awards under the Plan as of July 8, 2019 that thereafter terminate or lapse without the payment of consideration (the “Share Limit”). The maximum number of shares for which ISOs may be granted under the Plan is 110,000,000; provided, that, with respect to Stock Awards granted on or after July 9, 2019, the maximum number of shares for which ISOs may be granted under the Plan is equal to the Share Limit. The shares of Class C Common Stock may consist, in whole or in part, of authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing. The issuance of shares or the payment of cash upon the exercise of a Stock Award or in consideration of the cancellation or termination of a Stock Award shall reduce the total number of shares of Class C Common Stock available under the Plan. Shares of Class C Common Stock which are subject to Stock Awards which terminate or lapse without the payment of consideration may be granted again under the Plan, unless prohibited by Applicable Law.

(b)    Participation. Employees, Consultants, non-employee members of the Board and other service providers of the Company and its Affiliates shall be eligible to be selected to receive Awards under the Plan; provided, that ISOs may be granted only to employees of the Company or any subsidiary corporation, as defined in Section 424(f) of the Code, of the Company.

5.    General Limitations.

(a)    Tenth Anniversary. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond such date.

(b)    Award Limitations for Participants who are not Non-Employee Members of the Board.

(i)
Subject to Section 10 of the Plan, grants of Options or Stock Appreciation Rights under the Plan in respect of no more than 10,000,000 shares of Class C Common Stock may be made to any individual Participant who is not a non-employee member of the Board during any single fiscal year of the Company (for this purpose, if a Stock Appreciation Right is granted in tandem with an Option (such that the Stock Appreciation Right expires with respect to the number of shares for which the Option is exercised), only the shares underlying the Option shall count against each limitation);

(ii)
Subject to Section 10 of the Plan, no more than 3,000,000 shares of Class C Common Stock may be issued in respect of Other Stock-Based Awards denominated in such shares granted pursuant to Section 8 or Section 9 of the Plan to any individual Participant who is not a non-employee member of the Board for a single fiscal year of the Company; provided, that, with respect to Other Stock-Based Awards granted as Performance Compensation Awards for a Performance Period that extends beyond a single fiscal year, the limitation for the Performance Period is the sum of the limitations for each constituent fiscal year in the Performance Period; provided, further, that in the event an Other Stock-Based Award is paid in cash, other securities, other Stock Awards or other property, the value of such payment shall be no more than the Fair Market Value of the shares after any reduction for the share limitation described in this Section 5(b)(ii);

(iii)
The maximum amount that may be paid to any individual Participant who is not a non-employee member of the Board for a single fiscal year of the Company during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 9(a) of the Plan) shall not exceed 0.5% of the Company’s aggregate consolidated operating income in the fiscal year immediately preceding the fiscal year in which the date of grant of such Performance Compensation Award occurs.

(c)    Stock Award Limitations for Participants who are Non-Employee Members of the Board. Except for the Initial Director Grant, subject to Section 10 of the Plan, the maximum number of shares of Class C Common Stock subject to Stock Awards granted during a single fiscal year of the Company to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during the fiscal year, shall not, in each case, exceed $1,000,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous fiscal year).

(d)    Minimum Vesting Applicable to Stock Awards. Except with respect to Stock Awards granted in assumption of, or in substitution for, outstanding awards as described in Section 3(b) of the Plan or as is provided in this Section 5(d) or Section 5(e) of the Plan, (i) the retention, vesting and, if applicable, issuance or exercise of Stock Awards granted on or after July 9, 2019 that are Performance Compensation Awards shall be subject to a Performance Period of not less than twelve (12) months, and (ii) any Stock Award granted on or after July 9, 2019 based solely on a Participant’s continued Employment may not provide for vesting or, if applicable, exercisability prior to such Participant’s satisfaction of twelve (12) months of continued Employment from the date of grant of such Stock Award. Notwithstanding the foregoing, the Committee may provide in an Award Agreement for earlier vesting and, if applicable, exercisability in the event of the Participant’s death or disability or in connection with a Change in Control.

(e)    Five Percent Exception to Minimum Vesting for Stock Awards. Notwithstanding the limitation under Section 5(d) of the Plan, up to 5% of the Share Limit in the aggregate may be granted under the Plan as Other Stock-Based Awards consisting of unrestricted shares of Class C Common Stock or as Stock Awards pursuant to Award Agreements the term and conditions of which do not comply with the limitations set forth in Section 5(d) of the Plan.

(f)    Dividend Equivalent Rights. Dividend equivalent rights on Class C Common Stock may be granted under the Plan as Other Stock-Based Awards; provided, that the Committee may not grant dividend equivalent rights in connection with, or related to, Options or Stock Appreciation Rights. Notwithstanding any contrary provision in the Plan, any dividend equivalent right granted as a component of another Stock Award shall be subject to the same restrictions and risk of forfeiture as the underlying Stock Award and shall be paid only upon satisfaction of the vesting conditions and/or achievement of the Performance Goals applicable to such Stock Award.

6.    Terms and Conditions of Options.

Options granted under the Plan shall be, as determined by the Committee, non-qualified or ISOs for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine.

(a)    Option Price. The Option Price per share shall be determined by the Committee, but, in the case of an Option over Class C Common Stock, shall not be less than 100% of the Fair Market Value of a share of Class C Common Stock on the date an Option is granted (other than in the case of Options granted in substitution for previously granted awards, as described in Section 3 of the Plan).

(b)    Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee consistent with the Plan (including, but not limited to, Section 5(d) of the Plan), but in no event shall an Option be exercisable more than ten (10) years after the date it is granted.

(c)    Exercise of Options. Except as otherwise provided in the Plan or in the applicable Award Agreement, an Option may be exercised for all, or from time to time any part, of the shares of Class C Common Stock for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the latest of (i) the date a notice of exercise is received by the Company, (ii) the date payment is received by the Company pursuant to clause (A) or (B) of the following sentence, and (iii) the date on which any condition for exercise imposed by the Committee that is consistent with the terms of the Plan and the applicable Award Agreement is satisfied. The purchase price for the shares of Class C Common Stock to which an Option is exercised shall be paid to the Company as designated by the Committee or as specified in the applicable Award Agreement, pursuant to one or more of the following methods: (A) in cash or its equivalent (e.g., by personal check or wire transfer); or (B) in each case to the extent explicitly permitted by the Committee in the applicable Award Agreement or otherwise: (1) in shares of Class C Common Stock having a Fair Market Value equal to the aggregate Option Price for the shares being purchased and satisfying such other reasonable requirements as may be imposed by the Committee; provided, that such shares have been held by the Participant for no less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP), (2) partly in cash and partly in such shares, (3) if the Class C Common Stock is registered under the Exchange Act and traded on a national securities exchange, through the delivery of irrevocable instructions to a broker to sell such shares obtained upon the exercise of such Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the shares being purchased, (4) by delivering (on a form prescribed by the Company) a full-recourse promissory note, or (5) through net settlement in shares of Class C Common Stock. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option until the Company has issued the shares issuable in accordance with the exercise of such Option to such Participant following the exercise date of such Option. No fractional shares of Class C Common Stock will be issued upon exercise of an Option, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of shares will be rounded downward to the next whole share. Notwithstanding the foregoing, the Committee may, in its discretion, elect at any time to pay cash or part cash and part shares of Class C Common Stock in lieu of issuing only shares in respect of such exercise. If a cash payment is made in lieu of issuing any shares in respect of the exercise of an Option, the amount of such payment shall be equal to the product of the number of shares subject to the Option for which a cash payment is being made multiplied by the excess of the Fair Market Value per share of Class C Common Stock as of the date of exercise over the Option Price.

(d)    ISOs. The Committee may grant Options exercisable for Class C Common Stock under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of shares acquired upon the exercise of an ISO either (i) within two (2) years after the date of grant of such ISO or (ii) within one (1) year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided, that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)    Attestation. Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Class C Common Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of shares from the shares acquired by the exercise of the Option, as appropriate.

(f)    Compliance With Laws, Etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner in which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other Applicable Law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

7.    Terms and Conditions of Stock Appreciation Rights.

(a)    Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of shares of Class C Common Stock covered by such Option (or such lesser number of shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in the applicable Award Agreement).

(b)    Terms. The exercise price per share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a share of Class C Common Stock covered by the Stock Appreciation Right on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 3 of the Plan); provided, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of the Class C Common Stock over (B) the exercise price per share, multiplied by (ii) the number of shares of Class C Common Stock covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of the Class C Common Stock over (B) the Option Price per share, multiplied by (ii) the number of shares of Class C Common Stock covered by the Option, or portion thereof, which is surrendered. In addition, each Stock Appreciation Right that is granted in conjunction with an Option or a portion thereof shall automatically terminate upon the exercise of such Option or portion thereof, as applicable. Payment shall be made in shares or in cash, or partly in shares and partly in cash (any such shares valued at such Fair Market Value), all as shall be determined by the Committee. For purposes of this Section 7, the exercise date of a Stock Appreciation Right shall be the later of (i) the date on which a notice of exercise is received by the Company stating the number of shares with respect to which the Stock Appreciation Right is being exercised, and (ii) the date on which any condition for exercise imposed by the Committee that is consistent with the terms of the Plan and the applicable Award Agreement is satisfied. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares issuable under an Award of Stock Appreciation Rights until the Company has issued the shares issuable in accordance with the exercise of such Stock Appreciation Rights to such Participant following the exercise date of such Stock Appreciation Rights. No fractional shares of Class C Common Stock shall be issued in payment for Stock Appreciation Rights, but instead cash shall be paid for a fraction of a share or, if the Committee shall so determine, the number of shares shall be rounded downward to the next whole share. Notwithstanding the foregoing, the Committee may, in its discretion, elect at any time to pay cash or part cash and part shares of Class C Common Stock in lieu of issuing only shares in respect of such exercise. If a cash payment is made in lieu of issuing any shares in respect of the exercise of an Award of Stock Appreciation Rights, the amount of such payment shall be equal to the product of the number of shares subject to such Award of Stock Appreciation Rights for which a cash payment is being made multiplied by the excess of the Fair Market Value per share of Class C Common Stock as of the date of exercise over the exercise price of such Stock Appreciation Rights.

(c)    Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit consistent with the Plan (including, but not limited to Section 5(d) of the Plan), but in no event shall a Stock Appreciation Right be exercisable more than ten (10) years after the date it is granted.

8.    Other Stock-Based Awards.

The Committee, in its discretion, may grant or sell Stock Awards of unrestricted shares of Class C Common Stock, Stock Awards of restricted shares of Class C Common Stock, Stock Awards of restricted share units over shares of Class C Common Stock and Stock Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of Class C Common Stock (“Other Stock-Based Awards”), in each case subject to Section 5(d) of the Plan, except that the grant of unrestricted shares shall be subject to Section 5(e) of the Plan. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions (subject to Section 5(d) and Section 5(e) of the Plan), as the Committee shall determine, including, without limitation, the attainment of Performance Goals pursuant to Section 9 of the Plan. Other Stock-Based Awards may be granted alone or in addition to any other Stock Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number and class of shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares or a combination of cash and shares; and all other terms and conditions of such Other Stock-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares so awarded and issued shall be fully paid and non-assessable). The Committee may, in its discretion, elect at any time to pay cash or part cash and part shares in lieu of issuing any shares in respect of such Other-Stock Based Awards; provided, that, if a cash payment is made in lieu of issuing any shares in respect of an Other Stock-Based Award, the amount of such payment shall be equal to the product of the number of shares for which a cash payment is being made multiplied by the Fair Market Value per share of the Class C Common Stock covered by the Other Stock-Based Award. Unless the Committee provides otherwise in the Award Agreement, a Participant granted an Other Stock-Based Award consisting of restricted shares of Class C Common Stock shall have the right to vote such shares and the right to receive any dividend payments or distributions declared or paid with respect to such shares; provided, that all cash, stock dividends and other property declared or paid with respect to such shares shall be subject to the same restrictions and risk of forfeiture as the related Other Stock-Based Award and shall be paid only upon satisfaction of the vesting conditions and/or achievement of the Performance Goals applicable to such Other Stock-Based Award.
9.    Performance Compensation Awards.

(a)    General. The Committee shall have the authority to make a Stock Award and/or a cash bonus Award to any Participant and designate such award as a Performance Compensation Award. Any Stock Award or cash bonus Award designated by the Committee as a Performance Compensation Award shall be subject to achievement of Performance Goals over a Performance Period, as established by the Committee in accordance with the provisions of this Section 9.

(b)    Discretion of Committee with Respect to Performance Compensation Awards. For Performance Compensation Awards, the Committee shall have discretion to select the length of Performance Periods, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula(e). Within the first ninety (90) days of a Performance Period, the Committee shall, with regard to the Performance Compensation Awards issued or to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c)    Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) for Performance Compensation Awards may be based on the attainment of specific levels of performance of the Company (and/or one or more of the Company or any of its Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and shall be limited to the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) net earnings, net income (before or after taxes) or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, without limitation, return on investment, assets, capital, employed capital, invested capital, equity or sales); (vii) cash flow measures (including, without limitation, operating cash flow, free cash flow or cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, without limitation, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer/client satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) enterprise value; (xviii) sales; (xix) stockholder return; (xx) customer/client retention; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) objective measures of personal targets, goals or completion of projects (including, without limitation, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiv) comparisons of continuing operations to other operations; (xxv) market share; (xxvi) cost of capital, debt leverage year-end cash position or book value; (xxvii) strategic objectives; or (xxviii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more of the Company and/or any of its Affiliates, or any divisions or operational and/or business units, product lines, brands, business segments or administrative departments of the Company and/or any of its Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

(d)    Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee may at any time specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific, unusual or nonrecurring events or objectively determinable category thereof; (vii) foreign exchange gains and losses; (viii) discontinued operations and nonrecurring charges; and (ix) a change in the Company’s fiscal year.

(e)    Payment of Performance Compensation Awards.

(i)
Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)
Limitation. Unless otherwise provided in the applicable Award Agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (A) the Performance Goals for such Performance Period are achieved, and (B) all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii)
Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each

Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, unless otherwise provided in the applicable Award Agreement, may apply Negative Discretion.

(iv)
Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, unless otherwise provided in the applicable Award Agreement, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award Agreement, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 4 of the Plan.

(f)    Timing of Performance Compensation Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 9 of the Plan.

(g)    Prior Section 162(m). Notwithstanding anything to the contrary herein, no provision of the Plan is intended to result in non-deductibility of Performance Compensation Awards that were intended to be deductible in accordance with Prior Section 162(m). The Company intends to avail itself of transition relief applicable to such Stock Awards, if any, in connection with Section 162(m) of the Code (including, without limitation, in accordance with the Section 162(m) Grandfather) to the maximum extent permitted by regulations and other guidance promulgated to implement such transition relief. The determination by the Company regarding whether transition relief is available shall be made in its discretion.

10.    Adjustments upon Certain Events.

Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply to all Stock Awards granted hereunder:

(a)    Generally. In the event of any change in the outstanding shares of the Class C Common Stock by reason of any stock dividend, stock split, reverse stock split, share combination, extraordinary cash dividend, reorganization, recapitalization, merger, consolidation, stock rights offering, spin-off, combination, transaction or exchange of such shares or other corporate exchange, or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable in order to prevent the enlargement or diminution of the benefits or potential benefits intended to be made available under the Plan (subject to Section 19 of the Plan), as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Stock Awards, (ii) the Option Price or exercise price of any Stock Appreciation Right and/or (iii) any other affected terms of such Stock Awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation - Stock Compensation (FASB ASC 718) or any successor guidance), the Committee shall make an equitable adjustment to outstanding Stock Awards to reflect such event.

(b)    Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 19 of the Plan and any Participant’s rights under an Award Agreement), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of a Stock Award, (ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations promulgated thereunder, cancel such Stock Awards for fair value (as determined by the Committee in its sole discretion in good faith) which, in the case of Options and Stock Appreciation Rights, may, if so determined by the Committee, equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction, directly or indirectly, to holders of the same number of shares of Class C Common Stock subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the shares of Class C Common Stock subject to such Options or Stock Appreciation Rights) over the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights (it being understood that, in such event, any Option or Stock Appreciation Right having a per share Option Price or exercise price equal to, or in excess of, such Fair Market Value may be canceled and terminated without any payment or consideration therefor), (iii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations promulgated thereunder, provide for the issuance of substitute Stock Awards that will preserve the rights under, and the otherwise applicable terms of, any affected Stock Awards previously granted hereunder as determined by the Committee in its sole discretion in good faith, and/or (iv) provide that for a period of at least fifteen (15) days prior to the Change in Control, Options and Stock Appreciation Rights shall be exercisable as to all shares subject thereto (whether or not vested) and that upon the occurrence of the Change in Control, such Options and Stock Appreciation Rights shall terminate and be of no further force and effect.

11.    No Right to Employment or Awards.

The granting of an Award under the Plan shall impose no obligation on the Company or any of its Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s right or any of its Affiliates’ rights to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
12.    Successors and Assigns.

The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of each such Participant and the executor, administrator or trustee of any such estate and, if applicable, any receiver or trustee in bankruptcy or representative of the creditors of any such Participant.
13.    Nontransferability of Awards.

Unless expressly permitted by the Committee in an Award Agreement or otherwise in writing, and, in each case, to the extent permitted by Applicable Law, an Award shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, that this Section 13 shall not prevent transfers by will or by the laws of descent and distribution or, if permitted by the Committee, in the case of a Participant’s death, by beneficiary designation. A Stock Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant, subject to any conditions or qualifications imposed by the Board.
14.    Tax Withholding.

(a)    The Company or any of its Affiliates shall have the authority, in its discretion, to deduct from any cash compensation or other cash amounts owing to a Participant any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or such Affiliate may require a Participant to pay to the Company or one or more of its Affiliates, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award.

(b)    Without limiting the generality of Section 14(a) of the Plan, with respect to any Stock Award, the Committee may (but is not obligated to), in its discretion, in an Award Agreement or otherwise, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to a Stock Award by (i) the delivery of shares of Class C Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (ii) having the Company withhold from the shares of Class C Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Stock Award, as applicable, a number of shares of Class C Common Stock with an aggregate Fair Market Value equal to an amount, subject to Section 14(c) of the Plan below, not in excess of such minimum statutorily required withholding liability (or portion thereof).

(c)    The Committee, subject to its having considered the applicable accounting impact of any such determination, may allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to a Stock Award by electing to have the Company withhold from the shares of the Class C Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Stock Award, as applicable, shares of Class C Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

15.    Amendments or Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the requisite stockholders of the Company, if such action would (except as provided in Section 10 of the Plan) (i) increase the total number of shares reserved for the purposes of the Plan, (ii) change the maximum number of shares for which Stock Awards may be granted to any Participant, (iii) materially modify the requirements for participation in the Plan, (iv) rescind the limitation on amendment or cancellation of Options and Stock Appreciation Rights described in Section 3(c) of the Plan to the extent provided therein, or (v) otherwise require stockholder approval under Applicable Law, or (b) without the consent of a Participant, if such action would diminish the rights of such individual Participant under any Stock Award theretofore granted to such Participant under the Plan; provided, that anything to the contrary notwithstanding, the Committee may amend the Plan in such manner as it deems necessary to cause a Stock Award to comply with the requirements of the Code or other Applicable Laws (including, without limitation, to avoid adverse tax consequences) or for changes in GAAP or new accounting standards; provided, further, that such amendment shall not adversely affect the rights or potential benefits of the Participant under the Stock Award, unless the Participant consents thereto in writing.
16.    Choice of Law.

The Plan and the Awards granted hereunder shall be governed by and construed in accordance with the law of the State of Delaware, without regard to conflicts of laws principles thereof.
17.    Effective Date.

The Plan was first effective as of the Effective Date. The Plan was amended and restated effective as of September 7, 2016 and as of December 28, 2018. The Plan is hereby amended and restated effective as of July 9, 2019.
18.    Foreign Law.

The Committee may grant Stock Awards to eligible individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures or Sub-Plans as may be necessary or advisable to comply with such legal or regulatory provisions.
19.    Section 409A.

The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. A Participant may not, directly or indirectly, designate the calendar year of any payment to be made under any Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable on account of a “separation from service” within the meaning of Section 409A of the Code and during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days after the date of the Participant’s death. The Company shall use commercially reasonable efforts to implement the provisions of this Section 19 in good faith; provided, that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 19.

20.    Clawback / Repayment.

All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, and (ii) Applicable Law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

* * * * * *
Originally adopted by the Board of Directors of Denali Holding Inc. on October 29, 2013.

Amended and restated by the Board of Directors of Dell Technologies Inc. on September 2, 2016, approved by the stockholders of Dell Technologies Inc. on September 5, 2016 and effective as of September 7, 2016.

Further amended and restated by the Board of Directors of Dell Technologies Inc. effective as of December 28, 2018.

Further amended and restated by the Board of Dell Technologies Inc. on May 25, 2019, subject to approval of the increase in the Absolute Share Limit by the stockholders of Dell Technologies Inc. on July 9, 2019.